EXHIBIT 10.44

FIRST AMENDED AND RESTATED PARENT GUARANTY

THIS FIRST AMENDED AND RESTATED PARENT GUARANTY (this “Guaranty”) is made on December 31, 2004 by CMGI, Inc., a Delaware corporation (the “Guarantor”), to and for the benefit of LaSalle Bank National Association as agent for the Lenders (as defined below) (herein, in such capacity, called the “Agent”).

WHEREAS, pursuant to that certain First Amended and Restated Loan and Security Agreement of even date herewith (the “Loan Agreement” and, together with all other documents and instruments executed or created in connection therewith, the “Loan Documents”) among the Agent, the lenders party thereto (the “Lenders”), ModusLink Corporation, a Delaware corporation (“ModusLink”), SalesLink LLC, a Delaware limited liability company and SalesLink Mexico Holding Corp., a Delaware corporation (together with ModusLink, the “Borrowers”), the Lenders have agreed to make available to the Borrowers a revolving credit facility in the amount of $30,000,000 (the “Loan”) and make other financial accommodations subject to the terms and conditions set forth in the Loan Agreement;

WHEREAS, the Loan is evidenced by (i) a certain First Amended and Restated Revolving Credit Note executed by Borrowers in the principal amount of $20,000,000 dated as of the date hereof and made payable to Agent and (ii) a certain First Amended and Restated Revolving Credit Note executed by Borrowers in the principal amount of $10,000,000 dated as of the date hereof and made payable to Citizen’s Bank of Massachusetts (collectively, the “Notes”). The Notes are dated as of the date hereof and are made by Borrowers payable to the order of the Lenders;

WHEREAS, Guarantor, is the owner of 100% of ModusLink’s stock, and will therefor benefit from the Loan;

WHEREAS, the Agent and Lenders are requiring Guarantor to execute and deliver this Guaranty (i) in order to secure the prompt and complete payment, observance and performance of all of the obligations of the Borrowers under the Loan Agreement (the “Obligations”) and (ii) as a condition precedent to the Loan Agreement; and

WHEREAS, the parties hereto agree that this Guaranty shall be a continuation of that certain Parent Guaranty executed by Guarantor in favor of Agent and the Lenders dated as of July 31, 2004.

NOW, THEREFORE, in consideration of the foregoing promises and for the purpose of inducing the Lenders to make the Loan, Guarantor hereby agrees as follows:

1. Definitions. Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Loan Agreement.

2. Guaranty of Payment and Performance. Guarantor unconditionally, absolutely and irrevocably guarantees, without limitation, for the benefit of the Lenders and each and every present and future holder or holders of the Notes, or assignee or assignees of the Loan Documents, the due, punctual and full payment of the Loan, the interest thereon and all other monies due or which may become due thereunder or under the Loan Documents, whether according to the present terms thereof or at any earlier or accelerated date or dates as provided therein, or pursuant to any extensions of time or to any change or changes in the terms, covenants or conditions thereof or at any time hereafter made or granted, and the complete performance in full of all Obligations of the Borrowers under the Loan Documents. The guaranty set forth in this paragraph 2 is a guaranty of payment and not of collection. Notwithstanding anything to the contrary herein, Guarantor shall be permitted to assert any defenses whatsoever that the Borrowers may or might have to the performance or observance of any of the covenants or conditions contained in the Notes or Loan Documents.

3. Representations and Warranties. Guarantor represents and warrants to the Lenders as follows, and hereby acknowledges that the Lenders intend to make the Loan in reliance thereon:

(a) Guarantor has the requisite power, authority, capacity and legal right to execute, deliver and perform this Guaranty and all other documents required to be executed and delivered hereunder. This Guaranty and all other documents required to be executed and delivered hereunder, when executed and delivered, will constitute legal, valid and binding obligations of Guarantor enforceable against Guarantor in accordance with their terms;

(b) Guarantor is not in default, and no event has occurred which with the passage of time and/or the giving of notice will constitute a default, under any agreement to which Guarantor is a party, the effect of which will impair performance by Guarantor of its obligations pursuant to and as contemplated by the terms of this Guaranty, and neither the execution and delivery of this Guaranty nor compliance with the terms and provisions hereof will, violate any applicable law, rule, regulation, judgment, decree or order, or will materially conflict or will be materially inconsistent with, or will result in any material breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind that creates, represents, evidences or provides for any lien, charge or encumbrance upon any of the property or assets of Guarantor, or any other indenture, mortgage, deed of trust, instrument, document, agreement or contract of any kind to which Guarantor is a party or by which Guarantor or the property of Guarantor may be subject, or in the event of any such conflict, the required consent or waiver of the other party or parties thereto has been validly granted, is in full force and effect, is valid and sufficient therefor and has been approved by the Agent;

(c) There is not any litigation, arbitration, governmental or administrative proceedings, actions, examinations, claims or demands pending or threatened that will adversely and materially affect performance by Guarantor of its obligations pursuant to and as contemplated by the terms and provisions of this Guaranty;

(d) Guarantor has taken all necessary corporate action to ensure that the execution, delivery and performance of this Guaranty are duly authorized;

(e) The execution, delivery and performance of this Guaranty by Guarantor and compliance with the provisions hereof by Guarantor will not violate any provision of Guarantor’s Certificate of Incorporation or By-laws; and

(f) Neither this Guaranty nor any statement or certification as to facts heretofore furnished or required herein to be furnished to the Agent by Guarantor contains any inaccuracy or untruth in any representation, covenant or warranty or omits to state a fact material to this Guaranty.

4. Covenants. In furtherance of the guarantees, representations and warranties described above in paragraphs 2 and 3, and not in any way in limitation thereof, Guarantor hereby acknowledges, covenants and agrees that:

(a) any indebtedness of the Borrowers now or hereafter owing, together with any interest thereon, to Guarantor, is hereby subordinated to the indebtedness of the Borrowers to the Lenders under the Loan Documents, and such indebtedness of the Borrowers to Guarantor in the event of a Default hereunder shall be collected, enforced and received by Guarantor in trust for the benefit of the Lenders, and shall be paid over to Agent for its benefit and for the ratable benefit of the Lenders on account of the indebtedness of the Borrowers to the Lenders, but without impairing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty;

(b) any lien, security interest or charge on the Collateral, all rights therein and thereto or on the revenue and income to be realized therefrom, which Guarantor may now have or hereinafter obtain as security for any loans, advances or costs shall be, and such lien, security interest or charge hereby is, subordinated to all liens and security interests heretofore, now or hereafter granted by the Borrowers to the Lenders under the Loan Documents;

(c) until the Notes are repaid in full, no payment by Guarantor under any provision of this Guaranty shall entitle Guarantor, by subrogation to the rights of the Lenders or otherwise, to (i) any payment by the Borrowers or (ii) any payment from or rights in any commitments or indemnities or other security held by or for the benefit of the Lenders in connection with the Loan;

(d) the liability of Guarantor hereunder shall in no way be affected, diminished or released by any extension of time or forbearance that may be granted by the Agent to the Borrowers or to Guarantor or any waiver by the Agent under the Loan Documents or by reason of any change or modification in any of said instruments or by the acceptance by the Agent of additional security or any increase, substitution or changes therein, or by the release by the Agent of any security or any withdrawal thereof or decrease therein or by the failure or election not to pursue any remedies it may have against the Borrowers or Guarantor;

(e) Agent, in its sole discretion, may at any time enter into agreements with the Borrowers to amend and modify any one or more of the Loan Documents and may waive or release any provision or provisions of any one or more thereof and, with reference thereto, may make and enter into any such agreement or agreements with the Borrowers as Agent may deem proper or desirable, without any notice to or assent from Guarantor and without in any manner impairing or affecting this Guaranty or any of the Lenders’ rights hereunder. Notwithstanding the foregoing or anything to the contrary herein, in no event, unless Lenders first obtain Guarantor’s prior written consent (which may be withheld in Guarantor’s reasonable discretion) shall Guarantor’s liability under or pursuant to this Guaranty be increased, extended or expanded in any way, nor shall Guarantor be adversely affected in any way as a result of an amendment or modification to any one or more of the Loan Documents that is made without the prior written consent of Guarantor;

(f) upon the occurrence of an Event of Default, Agent, for its benefit and for the ratable benefit of the Lenders, may enforce this Guaranty without the necessity at any time of first resorting to or exhausting any other remedy or any other security or collateral and without the necessity at any time of first having recourse to the Notes; provided that nothing herein contained shall prevent the Agent from suing on the Notes, or from exercising or enforcing its rights under the Loan Documents, and if such other remedy is availed of only the net proceeds therefrom, after deduction of all charges and expenses of every kind and nature relating to collection of the indebtedness evidenced by the Notes, shall be applied in reduction of the amount due on the Notes and Loan Documents. The Agent shall not be required to institute or prosecute proceedings to recover any deficiency as a condition of any payment hereunder or enforcement hereof. At any sale of the Collateral or other security for the indebtedness evidenced by the Notes, or any part thereof, whether by foreclosure or otherwise, Agent, for its benefit and for the ratable benefit of the Lenders, may at its sole discretion purchase all or any part of such Collateral offered for sale, for its own account, and may apply against the amount bid therefor the balance due it pursuant to the terms of the Notes and Loan Documents;

(g) this Guaranty shall remain and continue in full force and effect notwithstanding the institution by or against the Borrowers or Guarantor of bankruptcy, reorganization, readjustment, receivership or insolvency proceedings of any nature, or the rejection of the Loan Documents in any such proceedings, or otherwise. In the event any payment by or on behalf of the Borrowers to the Agent is held to constitute a preference under the bankruptcy laws, or if for any other reason the Agent is required to refund such payment or pay the amount thereof to any other party, such payment by or on behalf of the Borrowers to the Agent shall not constitute a release of Guarantor from any liability hereunder, but Guarantor agrees to pay such amount to the Agent upon demand;

(h) this Guaranty shall be a continuing, absolute and unconditional Guaranty, and shall not be discharged, impaired or affected by the following, whether or not Guarantor has notice or knowledge of, or consents or agrees thereto: (i) the existence or continuance of any obligation on the part of the Borrowers on or with respect to the Notes or under Loan Documents; (ii) the release or agreement not to sue without reservation of rights of anyone liable in any way for repayment of the indebtedness evidenced by the Notes or any of the other covenants or conditions required to be performed under the Loan Documents for any reason whatsoever; (iii) the power or authority or lack of power or authority of the Borrowers to execute, acknowledge or deliver the Notes or Loan Documents; (iv) the validity or invalidity of the Notes and/or the Loan Documents; (v) the transfer by the Borrowers of all or any part of any interest in all or any part of any property or rights described in any of the other Loan Documents; (vi) the existence or non-existence of any Borrower as a legal entity; (vii) any sale, pledge, surrender, indulgence, alteration, substitution, exchange, modification, release or other disposition of any of the indebtedness hereby guaranteed or any security therefor, all of which the Agent is expressly authorized to make and do from time to time; (viii) any right or claim whatsoever which Guarantor may have against the Borrowers; (ix) the acceptance by the Agent of any, all or part of the indebtedness evidenced by the Notes, or any failure, neglect or omission on the part of the Agent to realize on or protect any of the indebtedness evidenced by the Notes or any personal property or lien security given as security therefor, or to exercise any lien upon or right of appropriation of any monies, credits or property of any Borrower toward liquidation of the indebtedness hereby guaranteed; or (x) the failure by the Agent to perfect any lien or security interest upon any Collateral; and

(i) Guarantor shall maintain a balance of Cash and Cash Equivalents of not less than $80,000,000 (on a consolidated basis) in excess of the CMGI Indebtedness (excluding Indebtedness under the Loan Agreement) outstanding at any time through and including the date of termination of this Agreement.

5. Waivers.

(a) Guarantor waives diligence, presentment, protest, notice of dishonor, demand for payment, extension of time of payments, notice of acceptance of this Guaranty, nonpayment at maturity and indulgences and notices of every kind with respect to the Notes and Loan Documents. Guarantor further consents to any and all forbearances and extensions of the time of payment of the Notes, including any extension of the maturity date of the Loan, to any and all changes in the terms, covenants and conditions of the Loan Documents, hereafter made or granted, and to any and all substitutions, exchanges or releases of all or any part of the collateral for the Notes, it being the intention hereof that Guarantor remain liable, until the unpaid principal amount of the Notes, together with interest thereon and all other sums due or to become due thereon or under the Loan Documents shall have been fully repaid to the Agent, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.

(b) Until the Obligations have been paid in full and the Loan Agreement has been terminated, Guarantor hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and other claims against the Borrowers, any Collateral or other assets of the Borrowers or any other obligor or guarantor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse with respect to sums paid or payable to the Lenders by Guarantor hereunder and Guarantor hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which Guarantor might otherwise directly receive or be entitled to receive by reason of any amounts paid by or collected or due from any Borrower or any other obligor or guarantor upon the indebtedness under the Notes or realized from their property.

6. Effect of Agent’s Delay or Action. No delay on the part of the Agent in the exercise of any right or remedy hereunder or under the Loan Documents shall operate as a waiver thereof, and no single or partial exercise by the Agent of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action of the Agent permitted hereunder shall in any way affect or impair the rights of the Lenders and the obligations of Guarantor.

7. Business Loan. Guarantor hereby represents and warrants to Lenders that the proceeds of the Loan will be used solely for the purposes specified in 815 ILCS 205/4 (2001), as amended, and the principal sum advanced is for a “business loan” which comes with the purview of such section.

8. Successors and Assigns. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by the Agent, and any subsequent holder of the Notes and their respective successors and assigns, and shall be binding upon and enforceable against Guarantor and its respective successors and assigns.

9. Modification; Amendment. This Guaranty may not be modified, amended, revised, revoked, terminated, changed or varied in any way whatsoever except by the express terms of a writing signed by the party or parties sought to be bound thereby.

10. Construction. When the context or construction of the terms of this Guaranty so require, all words used in the singular herein shall be deemed to have been used in the plural and the neuter shall include the masculine and feminine.

11. Notices. All notices or other communications required or permitted to be given pursuant to this Guaranty shall be in writing and shall be considered as properly given if sent by overnight messenger or first class United States mail, postage prepaid registered or certified with return receipt requested, or by delivering same to the address listed below by prepaid messenger as follows:

(a)	If to Agent, at:

LaSalle Bank National Association

135 South LaSalle

Chicago, Illinois 60603

Attention: David Bacon

Fax: (312) 904-0409

With copies to:

Ungaretti & Harris LLP

3500 Three First National Plaza

Chicago, Illinois 60602

Attention: Gary I. Levenstein

Fax No.: (312) 977-4405

(b)	If to Guarantor, at:

CMGI, Inc.

1100 Winter Street, Suite 4600

Waltham, Massachusetts 02451

Attention: Chief Financial Officer

Fax No.: (        )         -

With copies to:

Browne Rosedale & Lanouette LLP

31 St. James Avenue

Boston, Massachusetts 02116

Attention: Kevin P. Lanouette

Fax: (617) 399-6930

or at such other place as any party hereto may by notice in writing designate as a place for service of notice hereunder. Notice so sent shall be effective upon delivery to such address, whether or not receipt thereof is acknowledged or is refused by the addressee or by any other person at such address.

12. Severability. Each provision of this Guaranty shall be interpreted in such manner as to be effective, valid and enforceable under applicable law, but if any provision of this Guaranty shall be prohibited by, or invalid under such law, such provision shall be deemed severable and ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

13. Governing Law. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of Illinois.

14. Jurisdiction and Venue. Guarantor hereby expressly agrees that the Agent may institute a proceeding to enforce Guarantor’s obligations hereunder in Cook County, Illinois and Guarantor hereby submits to personal jurisdiction and venue in Cook County, Illinois for the enforcement of Guarantor’s obligations hereunder, and Guarantor waives any and all personal rights under the law of any state to object to jurisdiction or venue within Cook County, Illinois for the purposes of litigation to enforce Guarantor’s obligations hereunder. In the event such litigation is commenced, Guarantor agrees that service of process may be made and jurisdiction over Guarantor obtained, by delivery of copies of the summons, complaint and other pleadings required to commence such litigation to the address listed above or such other address shown on the books and records of the Agent as the address of the Guarantor (or, if none, the address of any Borrower then last shown on such books and records). The aforesaid means of obtaining personal jurisdiction and perfecting service of process are not intended to be exclusive but are cumulative in addition to all other means thereof or hereafter provided by applicable law.

15. WAIVER OF JURY TRIAL. GUARANTOR HEREBY IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (I) TO ENFORCE OR DEFEND RIGHTS UNDER OR IN CONNECTION WITH THIS GUARANTY OR AN AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED IN CONNECTION HEREWITH OR (II) ARISING FROM ANY DISPUTE OR CONTROVERSY IN CONNECTION WITH OR RELATED TO THIS GUARANTY, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[signature page follows]

IN WITNESS WHEREOF, this Guaranty has been executed as of the date first above written.

GUARANTOR:

CMGI, INC.
a Delaware corporation

By:	/s/ Thomas Oberdorf
Name:	Thomas Oberdorf
Title:	Chief Financial Officer and Treasurer